Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Omrix Biopharmaceuticals, Inc.
New York, NY 10017
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 29, 2005, relating to the consolidated financial statements and the financial statement schedule of Omrix Biopharmaceuticals Inc., which are contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ Ziv Haft
Ziv Haft
Certified Public Accountants
BDO member firm
January 18, 2006